Exhibit 10.28

The portion of this Exhibit 10.28 marked "************" has been omitted and confidentially filed with the Securities and Exchange
Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.




                   PURCHASE AND SALE AGREEMENT

                         BY AND BETWEEN

                      MCMORAN OIL & GAS LLC

                            AS SELLER


                               AND


                   EL PASO PRODUCTION COMPANY

                            AS BUYER
                   PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement (this "Purchase Agreement") is made and entered into this 9th day of May, 2002, but effective as of the hereinafter defined Effective Date, by and between McMoRan Oil & Gas LLC, ("McMoRan"), a Delaware limited liability company, whose address is 1615 Poydras Street, New Orleans, Louisiana 70112 and El Paso Production Company ("El Paso"), a Delaware corporation, whose address is Nine Greenway Plaza, Houston, TX 77046. El Paso and McMoRan are sometimes collectively referred to herein as the "Parties," and each is sometimes referred to herein as a "Party."

                      W I T N E S S E T H:

     WHEREAS, McMoRan is willing to sell to El Paso, and El Paso is willing to purchase from McMoRan, the Assets (as hereinafter defined), all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Purchase Agreement by each Party, McMoRan and El Paso do hereby agree as follows:

                            ARTICLE I
                             ASSETS

     Section 1.01. Agreement to Sell and Purchase. Subject to and in accordance with the terms and conditions of this Purchase Agreement, El Paso agrees to purchase the hereinafter-defined Assets from McMoRan, and McMoRan agrees to sell, transfer,
convey,   assign  and  deliver,  or  cause  the  sale,  transfer,
conveyance assignment and delivery of, the Assets to El Paso.

     Section 1.02. Assets. As used in this Purchase Agreement, the term "Assets" shall mean all of the right, title and interest of McMoRan in and to the following:
          (a) those certain leases, subleases, farmout agreements and other contracts, documents and agreements through which McMoRan holds or has the right to acquire or maintain rights to oil and gas (collectively, the "Leases") described on Exhibit "A", attached hereto and made a part hereof comprising the following
prospects  identified  by  the Parties:   Hornung  Prospect  (the
"Hornung   Prospect"),  Lighthouse  Point  Deep   Prospect   (the
"Lighthouse Point Deep Prospect"), OCS 310 including Option Areas
I, II, III and IV (the "OCS 310 Prospect") and Mound Point Prospect (the "Mound Point Prospect") (each, a "Prospect" or
collectively,   the  "Prospects"),  as  well   as   participation
agreements,   exploration  agreements,  subleases,   assignments,
farmout and farmin agreements, letter agreements, leases, mineral leases, unit orders and agreements, options, purchase and sale
agreements,   assignments,  operating  agreements,  participation
agreements,  pooling and communitization orders  and  agreements,
and  all  other  written  contracts,  documents,  agreements   or
writings relating to the Prospects and Leases, or any of them, but only to the extent same are described or listed on Exhibit
"A" now or in the future, and all rights pertaining to any of the foregoing, (collectively, the "Agreements"), and insofar and only insofar as the Agreements pertain to the Leases and Prospects, which Agreements, Leases and Prospects are sometimes collectively referred to in this Purchase Agreement as the "Properties", less and except for those items set forth on Exhibit "B" attached hereto and made a part hereof (the "Excluded Assets"); and
(b) originals of all contract and accounting files, books, records, files, well files, muniments of title, reports and similar documents and materials of McMoRan that relate to the Assets, and originals of all contract and accounting files, books, records, files, muniments of title, reports and similar documents and materials of McMoRan that relate to the Assets (collectively, the "Prospect Records"). To the extent that any accounting files are included in the Prospect Records, McMoRan shall deliver copies of such files to El Paso.

                           ARTICLE II
                         PURCHASE PRICE

     Section 2.01. Purchase Price. The consideration and purchase price for the purchase, sale, transfer, assignment and conveyance of the Assets to Buyer is the obligations undertaken by El Paso under or in connection with this Purchase Agreement, including
but   not  limited  to  all  costs,  liabilities,  expenses   and
obligations incurred or to be incurred by El Paso hereinafter, and, as set forth in this Article II in connection with the following test wells, and any substitutes or shallower earning wells, therefor (as set out hereinafter), on the Prospects (each, a "Well" or, collectively, the "Wells") and the Reversionary Rights of McMoRan (as defined hereinafter) (collectively, the
"Purchase  Price"),  which  Wells,  subject  to  the  terms   and
conditions hereof, El Paso hereby undertakes to drill, all as set forth in this Purchase Agreement and subject to the terms and conditions hereinafter set out, to-wit:

     (a) Lighthouse Point Deep Prospect: El Paso will drill a test well to a depth of 17,750 feet subsurface True Vertical Depth ("SSTVD") or such depth sufficient to evaluate the Marg "A" formation, whichever is the lesser/shallower depth as required in that Farmout Agreement identified as LHP-7 in Exhibit "A" attached hereto, which depth will also satisfy the depth requirement in that State Lease Exploration Agreement identified as LHP-2 in Exhibit "A" attached hereto, and exploration agreements in the proposed Marginulina Ascensionensis-I Zone Reservoir A Unit in the Lighthouse Point Prospect area (the "Lighthouse Point Initial Prospect Well"). El Paso shall have the right, but not the obligation, to drill the Lighthouse Point Initial Prospect Well to a deeper depth. El Paso shall assume and own all of the Working Interest (as hereinafter  defined)  and  Net  Revenue  Interest  (as
          hereinafter defined) of McMoRan, as reflected on Exhibit "A", including any non-consent interest made available with respect to the Properties comprising the Lighthouse Point Deep Prospect. El Paso will bear its share of the cost and expense of drilling, completing, and equipping the Lighthouse Point Initial Prospect Well for first production. The Lighthouse Point Initial Prospect Well must be proposed to ChevronTexaco, Inc. not later than May 15, 2002 and the commencement date for the Lighthouse Point Initial Prospect Well will be no later than July 1, 2002.

     (b)  Hornung  Prospect.   El Paso will  participate  in  the
          drilling  of  a  test well to an approximate  depth  of
          21,800  feet  MD/TVD at a location specified  in  Ocean
          Energy   Inc's  AFE  No.  230008  and  the   applicable
          agreements for the Hornung Prospect (the "Hornung Initial Prospect Well"). El Paso shall assume and own all of the Working Interest and Net Revenue Interest of McMoRan, as reflected on Exhibit "A", including any non-consent interest made available with respect to the
          Properties  comprising the Hornung Prospect.   El  Paso
          will bear its share of the cost and expense of drilling, completing, and equipping the Hornung Initial Prospect Well for first production. The AFE for the Hornung Initial Prospect Well has been executed by all
          working   interest   owners  and  drilling   operations
          therefor were commenced on or about April 30, 2002. Notwithstanding anything in this Purchase Agreement to the contrary, El Paso shall acquire no interest in or
          assume   any   liability  for  the  wells,   platforms,
          pipelines or equipment presently existing on Eugene Island Block 108, and in the event production from the Hornung Prospect is to be processed at the Eugene Island 108 "A" Platform, El Paso shall enter into a production handling agreement with the owners of the Eugene Island 108 "A" Platform in accordance with the Co-Development Agreement listed on Exhibit "A". Subject to the terms and conditions of this Purchase Agreement, including without limitation Section 5.17 hereof, El Paso further agrees to be bound by the terms and conditions of the Co-Development Agreement and the pending Unit Agreement for the Hornung Prospect.

     (c)  OCS  310  Prospect.  El Paso will drill a test well  on the OCS 310 Prospect to depth which shall be the shallowest of (i) 18,000 feet measured electric log TVD, (ii) the depth where the paleontologic biostratigraphic benthic foraminifera zone older than Robulus Mayeri (Operc) is encountered (this older zonation would include Gyrodina 9, Cristellaria A and Marginulina asensionenis or older biostratigraphic zonations), (iii) the depth where the well encounters sediments that were deposited in paleoecologic zonation six (6) as classified by R. W. Crouch (1955) or (iv) such other depth as mutually agreed between the Parties (the "Objective Depth"), as set forth in that Farmout Agreement dated October 1, 2001 identified as JBM-1 in Exhibit "A" hereto, for Option Area I at a location of its choice in Option Area I (the "OCS 310 Initial Test Well"). El Paso shall have the right, but not the obligation, to drill the OCS 310 Initial Test Well to a deeper depth. El Paso shall assume and own all of the Working Interest and Net Revenue Interest of McMoRan, as reflected on Exhibit "A", including any non-consent interest made available with respect to the Properties comprising the OCS 310 Prospect. El Paso will bear the cost and expense of drilling, completing and equipping the OCS 310 Initial Test Well for first production. The commencement date for the OCS 310 Initial Test will be no later than June 15, 2002, unless El Paso obtains an extension of the commencement date provided for in the Farmout Agreement.

     (d) Mound Point Prospect. El Paso will drill a test well on the Mound Point Prospect to a depth sufficient to test the shallower of: (i) 18,500 feet measured depth,
          (ii) the depth where the paleontologic biostratigraphic benthic foraminifera zone older than Robulus Mayeri
          (Operc) is encountered (this older zonation would include Gyrodina 9, Cristellaria A, and Marginulina asensionenis or older biostratigraphic zonations),
          (iii) the depth where the well encounters sediments that were deposited in paleoecologic zonation 6 (six) as classified by R. W. Crouch (1955) or (iv) such other depth as mutually agreed between the Parties, as required in the State Lease Exploration Agreement identified as MP-2 in Exhibit "A" attached hereto, at a location of its choice (the "Mound Point Prospect Offset Well"). El Paso shall have the right, but not the obligation, to drill the Mound Point Prospect Offset Well to a deeper depth. El Paso shall assume and own all of the Working Interest and Net Revenue Interest of McMoRan, reflected in Exhibit "A", including any non-consent interest made available with respect to the Properties comprising the Mound Point Prospect. El Paso will bear its share of the cost and expense of drilling, completing and equipping the Mound Point Prospect Offset Well for first production. The commencement date for the Mound Point Prospect Offset Well will be the date set out on Exhibit "C" hereto.

      In connection with the above-described Wells, El Paso will comply with the terms of the Leases and Agreements for all operations pursuant hereto, including but not limited to logging, evaluation and plugging and abandoning.

     Section 2.02. Substitute Well and Other Liabilities. Notwithstanding the foregoing, the Parties agree that:
          (a) If (i) any Well is drilled to the proposed depth as set forth above, in accordance with the terms hereof and is abandoned as a dry hole, or (ii) prior to reaching the depth as stated above, El Paso encounters mechanical difficulties, heaving shale, rock salt, excessive saltwater flow, practicably impenetrable formations or other conditions in the hole that would cause a
reasonably   prudent   operator  under  the   same   or   similar
circumstances  to  discontinue drilling and to plug  and  abandon such  Well, El Paso shall have the right, but not the obligation, to  commence, within the earlier of the time periods set forth in the applicable earning agreement for any of the Wells set out on Exhibit "A", or ninety (90) days after the date the rig was released from the last operation on the Well, subject to El Paso's receipt of all regulatory approvals and rig availability
(i) sidetrack operations on such Well, or (ii) actual drilling operations on another well at a location of El Paso's choice on the  Prospect  in  an attempt to reach the proposed  depth.  Such
sidetracked  or  new  well  is  hereinafter  referred  to  as   a
"Substitute  Well".   In  order to have  the  right  to  drill  a
Substitute Well, El Paso must make a written commitment to McMoRan to commence operations on such Substitute Well within thirty (30) days of rig release from the Well for which it is a
substitute.    In  the  event  the  applicable  Substitute   Well
provision in the applicable agreement requires an election to commit to such Substitute Well within thirty (30) days, the thirty (30) day notice provision above shall be reduced to fifteen (15) days. If El Paso fails to notify McMoRan of its commitment within such thirty (30) day period, or fifteen (15)
day period as applicable, McMoRan will have the option to receive promptly a reassignment of the interest previously assigned to El
Paso  in  the Prospect to which the interest pertains,  free  and
clear  of  any  burdens  created or caused  by  El  Paso.   If  a
Substitute Well is timely and properly commenced, drilled and completed in compliance with all terms and conditions provided herein for the Well(s), then such Substitute Well shall in all respects be considered as if it were the Well. El Paso shall have a continuing option to drill additional Substitute Wells on the same basis as set forth herein.
(b) Except as is otherwise set forth in this Purchase Agreement, from and after the Effective Date and until Payout (as hereinafter defined), El Paso agrees to bear all costs and risk of plugging and abandoning all wells drilled hereunder and all costs associated with surface restoration and settlement of oyster claims and further agrees to indemnify (as set out in this Purchase Agreement), save and hold harmless McMoRan from all such claims as to the interest assigned hereunder. McMoRan agrees to assume and pay its proportionate share of the plugging, abandonment, enforce restoration and all other costs of any of the Assets made subject to the Reversionary Rights up to the Effective Date and after Payout, and agrees to indemnify (as set out in this Purchase Agreement), save and hold harmless El Paso from all claims, suits, damages, and liabilities relating thereto. El Paso will acquire no interest in and incur no liability with regard to any wells, platforms, pipelines, or equipment currently existing on the Properties, or any of them.

     Section 2.03. Shallow Earning. In the event a Well or a Substitute Well is not drilled to its proposed depth as set forth above, and evaluated to its proposed depth in accordance with the terms and conditions of this Purchase Agreement, but is completed at a shallower depth (a "Shallow Earning Well"), production from such Shallow Earning Well will be credited toward Payout. In the event El Paso does not timely drill a Substitute Well for any Prospect, including one in which a Shallow Earning Well has been drilled, El Paso will reassign all its interest in the Prospect in accordance with Section 2.06 hereof; provided, however, the reassignment will reserve to El Paso its rights as to any unit established for such Shallow Earning Well as to 100' below the stratigraphic equivalent of the deepest interval capable of producing in such Shallow Earning Well, and such rights shall be subject to the Reversionary Rights of McMoRan upon Payout.

     Section 2.04. Determination of Payout. "Payout" shall occur at such time as El Paso has produced and sold a cumulative total of
100 Bcfe of gas from all wells drilled on the Properties in which
El  Paso  participates, or such lesser amount of hydrocarbons  as may be allowed under the provisions of this Purchase Agreement, insofar as is attributable to El Paso's Net Revenue Interest from
the  Properties.   El Paso's "Net Revenue Interest"  means,  with
respect to each Property, McMoRan's undivided ownership interest therein acquired by El Paso at Closing together with any nonconsent interest assumed by El Paso, less: (i) lessor's royalty interest, (ii) any overriding royalty interests and/or net profits that burden McMoRan's ownership interest, and (iii) any other burdens upon, measured by, or payable out of production from the Properties, including but not limited to any production attributable to third party interests or burdens, and which burden McMoRan's ownership interest and are not caused or created by El Paso. When calculating Payout, each barrel of oil or liquid hydrocarbons shall equal six thousand cubic feet of gas (6 Mcf).

     Section 2.05. Reversionary Rights. As such time as Payout is reached, McMoRan shall have the option to be assigned, effective as of the date of Payout, an undivided fifty (50%) percent of the working interest and net revenue interest in the Assets at such time (the "Reversionary Rights"), free of any burdens created or caused by El Paso. If McMoRan elects to receive an assignment of its Reversionary Rights, El Paso and McMoRan shall thereafter share equally in all revenues and costs from the Assets subject to the applicable Operating Agreement therefor; provided however that El Paso shall remain solely responsible for all costs, expenses and liabilities with respect to the Reversionary Rights properly incurred by El Paso prior to Payout. El Paso shall notify McMoRan in writing of its option to elect within thirty
(30) days after it has determined that Payout has occurred. McMoRan shall have thirty (30) days after receipt of such notice to elect in writing to exercise its option to be assigned the Reversionary Rights or not to be assigned its Reversionary Rights. McMoRan's election shall be made for the entirety of the
Assets  and  not  on  a Prospect-by-Prospect basis.   Failure  to
respond by McMoRan shall be deemed to be an election not to be assigned the Reversionary Rights.

     Section 2.06. Liquidated Damages. If, subsequent to Closing, El Paso fails to spud and make a good faith effort to reach the depths provided for in Section 2.01 and evaluate the Lighthouse Point Initial Prospect Well, the Hornung Initial Prospect Well,
the OCS 310 Initial Test Well, or the Mound Point Prospect Offset
Well (each an "Obligation Well" or, collectively, the "Obligation
Wells"),  El  Paso  shall:  (1)  pay  McMoRan  $************   as
liquidated damages (a "Payment") for each Obligation Well El Paso fails to spud and drill as set forth above, and (2) if requested by McMoRan, promptly reassign, free of any burdens created or caused by El Paso, the interest conveyed by McMoRan to El Paso in any  Prospect or portion thereof to McMoRan, excepting any rights to a Shallow Earning Well. The Payment and reassignment of the interest shall be the only penalty and liability incurred by El
Paso for failure to spud, drill, and/or evaluate any of the Obligation Wells. Notwithstanding the foregoing in connection with any reassignment, except as is otherwise agreed to in this Purchase Agreement, El Paso shall remain obligated for and hold harmless McMoRan against any cost, risk or expenses associated with operations conducted by El Paso which are related to the Obligation Wells drilled hereunder including but not limited to plugging and abandonment of such Obligations Wells. Subject to
the   indemnity,  payment  and  reassignment  provisions  herein,
McMoRan shall release, indemnify (as set forth in this Purchase Agreement) and hold harmless El Paso, from and against all losses, expenses, damages, attorneys' fees and all other costs and expenses arising out of El Paso's failure to drill and evaluate any of the Obligation Wells. In the event of any such reassignment, McMoRan agrees to assume the responsibility for the
administration  and  reassignment  obligations  related  to   the
reassigned  Prospect.   Additionally, if any  of  the  Obligation
Wells are not drilled and evaluated in accordance with the applicable contracts and as provided above, whether or not there is a Shallow Earning Well, there shall be a reduction in the Payout amount of 25 Bcfe of gas for each such Obligation Well which is not so drilled and evaluated.

                           ARTICLE III
                         EFFECTIVE DATE

     Section 3.01. Ownership of Assets. If the transactions contemplated in this Purchase Agreement are consummated in accordance with the terms and provisions hereof, the ownership of the Assets shall be transferred from McMoRan to El Paso at the Closing Date (as hereinafter defined), but effective as of 7:00 a.m. local time on April 15, 2002 (the "Effective Date").

                           ARTICLE IV
                     TITLE AND OTHER MATTERS

     Section 4.01. Due Diligence. El Paso shall be entitled to conduct all due diligence investigations and reviews it deems necessary and appropriate until Closing, including but not limited to those relating to title, geologic evaluations and environmental status of the Assets. McMoRan shall fully cooperate with and facilitate such investigations and reviews. El Paso shall be entitled to review and investigate, among other things, McMoRan's title, and those contracts, obligations and liabilities attributable to the Prospects which would relate to the title to the interests being delivered hereunder. McMoRan shall provide El Paso, and its agents, employees, attorneys and representatives, with access, during reasonable business hours, to McMoRan's offices and to all files, reports, books, records, documents, materials and other information relating to the Prospects including access to the records of ChevronTexaco, Inc. to the extent allowed by ChevronTexaco, Inc. (collectively, the "Records").

     "Defensible Title" means, as of the Closing Date,

          (i) Such ownership by McMoRan, subject to any required earning of interest, in each Prospect that:

               (A) will entitle El Paso to receive not less than the percentages set forth in Exhibit "A" as "Net Revenue Interest" (herein defined as the "Net Revenue Interest") of all oil and gas produced, saved and marketed from each Prospect or Lease as set forth in Exhibit "A", all without reduction, suspension or termination of such interest throughout the productive life of such Prospect, except as affected by the Agreements referenced in Exhibit "A", and except for changes or adjustments that result from the establishment of units, co-development areas, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the herein-defined Closing Date;

               (B)   will  obligate El Paso to bear  not  greater
          than the percentages set forth in Exhibit "A" as "Working Interest" (herein defined as the "Working Interest") of the costs and expenses relating to the maintenance, development and operation of each Prospect or Lease as set forth in Exhibit "A", all without increase throughout the productive life of such Prospect, except as affected by the Agreements referenced in Exhibit "A" and except for changes or adjustments that result from the establishment of units, co-development areas, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the Closing Date; and

               (C) is free and clear of all defects in title, liens, and encumbrances (other than those for Rights-of-Way or other similar agreements);

               (D) is in compliance with all obligations, requirements or duties affecting the Prospects to any federal, state, local municipal or public authority with respect to any franchise, grant, license, permit or aspect thereby, and all applicable laws, rules, regulations and orders of the United States and the state, parish, city and political subdivisions in which the Prospects are located and that exercises jurisdiction over such Prospects, and any agency, department, board, official or instrumentality thereof that exercises jurisdiction over the Assets including but not limited to the State Mineral Board of the State of Louisiana, the Governor of the State of Louisiana and the United States Department of the Interior, Minerals Management Service, (collectively, "Governmental Authority or Authorities");

               (E)   except as set out as pending on Exhibit "A",
          has  the  requisite  approvals,  permits  and  licenses
          relating   to   the   Assets  from   all   Governmental
          Authorities.

                            ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF MCMORAN

     McMoRan represents and warrants to El Paso that, as of the Effective Date and the Closing Date:

     Section 5.01. Existence. McMoRan is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation, with full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

     Section 5.02.  Legal Power.  McMoRan has the legal power and right  to enter into and perform this Purchase Agreement and  the
transactions  contemplated  hereby.   The  consummation  of   the
transactions contemplated by this Purchase Agreement will not violate, nor be in conflict with:
          (a)  any provision of McMoRan's organizational documents;
          (b) any material agreement or instrument to which McMoRan is a party or by which McMoRan is bound;
          (c) any judgment, order, ruling or decree applicable to McMoRan as a party in interest or any law, rule or regulation applicable to McMoRan, or
          (d) any covenant or agreement relating to any financing arrangement of any type or nature.

     Section 5.03. Execution. The execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite action on the part of McMoRan. This Purchase Agreement constitutes the legal, valid and binding obligation of McMoRan enforceable in accordance with its terms.

     Section 5.04. Brokers. No broker or finder has acted for or on behalf of McMoRan in connection with this Purchase Agreement or
the  transactions  contemplated by this Purchase  Agreement.   No
broker or finder is entitled to any brokerage or finder's fee, or to  any  commission, based in any way on agreements, arrangements or understandings made by or on behalf of McMoRan for which El Paso has or will have any liabilities or obligations (contingent
or  otherwise).   As  used in this Purchase Agreement,  the  term
"Affiliate" means an "affiliate" or "associate" as those terms are defined in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.

     Section   5.05.   Bankruptcy.   There  are  no   bankruptcy,
reorganization   or   arrangement  proceedings   pending,   being
contemplated by or threatened against McMoRan or any Affiliate of McMoRan.

     Section 5.06. Suits. Except as set forth in Schedule 5.06, there is no suit, action, claim, investigation or inquiry by any person, entity, administrative agency or Governmental Authority (a "Person") and no legal, administrative or arbitration proceeding pending or threatened against McMoRan or any Affiliates or the Assets that has materially affected or could reasonably be expected to materially affect McMoRan's ability to consummate the transactions contemplated herein or materially affect the title to or value of any of the Assets.

     Section 5.07. Taxes. All ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of the Assets or the production of oil and gas or the receipt of proceeds therefrom on the Assets that have become due and payable have been paid in all material respects.

     Section 5.08.  Title.  McMoRan owns Defensible Title to  the
Assets, and each of them.

     Section 5.09. Compliance with Laws. The ownership and operation of the Assets have been, and the Assets are in conformity, in all material respects, with all applicable laws, and all applicable rules, regulations and orders of all Governmental Authorities having jurisdiction, including without limitation any laws,
rules,   regulations  or  orders  pertaining   to   health,   the
environment,  wastes  or  Hazardous  Materials,  as   hereinafter
defined.

     Section 5.10. Prospect Records. The Prospect Records were gathered from the business books and records of McMoRan and were true, correct and complete in all material respects for the purposes for which such Prospect Records were prepared at the time so prepared.

     Section 5.11. Basic Documents. The Properties, and all Leases, Agreements and Prospect Records comprising any part of or otherwise relating to any of the Properties (being herein collectively defined as the "Basic Documents"), are in full force and effect and constitute valid and binding obligations of the parties thereto. McMoRan is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of their obligations under the Basic Documents, and no breach or default by any party thereto or third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, to the extent such breach or default (whether by McMoRan or such a third party) could reasonably be expected to materially adversely affect the ownership, operation, value or use of any of the Assets after the Effective Date. By 5:00 pm on May 13, 2002,
El Paso will have been provided or given access to full and accurate copies of all Agreements by McMoRan.

     Section 5.12. Production Sales Contracts; Calls on Production. There are no agreements for the sale of production from the Assets other than (a) production sales contracts (the "Scheduled Production Sales Contracts") disclosed on Schedule 5.12 or (b) agreements or arrangements which are cancelable on 90 days notice or less without penalty or detriment. Except as disclosed on
Schedule 5.12, there are no calls to purchase production or other similar rights or options to purchase production from the Properties.

     Section 5.13. Area of Mutual Interest Agreements. None of the Properties is subject to (or has related to it) any area of mutual interest agreement obligating McMoRan, except as set out on Schedule 5.13.

     Section  5.14.  No Oral Contracts.  Except as set  forth  in
Schedule 5.14, no oral contracts for drilling or completion operations, leasing, sales of Assets or individual expenditures currently in force and effect that relate to any of the Assets.

     Section 5.15.  Plugging Obligations.  Except for wells listed on
Schedule  5.15, there are no dry holes or wells that are  located
on   the   Assets  or  on  lands  pooled  or  unitized  therewith
(including, without limitation any wells which would, if  located in Louisiana, require compliance with the Louisiana laws and regulations), except for wells that have been properly plugged and  abandoned,  and  except  for wells  drilled  to  depths  not
included  within  the  Assets  or  within  units  in  which   the
Properties participate.

     Section 5.16. Operations after Effective Date. McMoRan has conducted its business with respect to the Assets in the ordinary course, consistent, in all material respects, with past practices and good oilfield practice.

     Section 5.17.  Agreements.  Without the prior written consent of
El  Paso,  from  and  after the date of the  execution  of   this
Purchase Agreement, McMoRan shall not:

          (i) take any actions or make any agreement (written or oral), or give or withhold any consent or approval, relating to the Assets, or any of them;

          (ii) encumber, sell, transfer, assign, convey, or otherwise dispose of any of the Assets;

          (iii) modify in any respect or terminate any of the Properties, or enter into any new contracts or agreements relating to any of the Assets; and

With respect to 5.17 (i) and (iii) above, El Paso shall, from and after the date of execution of this Purchase Agreement and until Closing, respond to any written notification from McMoRan that it proposes to take any such action within three (3) business days after receipt of such notice. Failure to respond shall be deemed an approval of such action by El Paso.

     Section 5.18. Cooperation. At all times prior to the date at which Payout occurs, McMoRan shall cooperate fully with and perform all reasonable written requests of El Paso which pertain to the Assets. At all times prior to the date at which Payout
occurs,   McMoRan  shall  deal  with  any  and  all  Governmental
Authorities and all third parties on matters which relate to the Assets and which affect the rights acquired by El Paso under this Purchase Agreement under and subject to El Paso's written approval.

     Section 5.19. Exhibit "A". Exhibit "A" references all of the relevant documents, contracts and obligations relating to the
Assets.   All  information concerning Exhibit  "A"  contained  in
Section 2.01 of this Purchase Agreement is true and correct, and there have been no changes to the Agreements. There are no other agreements or contracts relating to the Assets other than those set forth in Exhibit "A" which may impact El Paso's ownership of any of the Assets.

     Section 5.20. Title Opinions. All title opinions relating to the Assets, or any of them, are set out on Schedule 5.20 (the
"Title Opinions"), and there have been no changes to such Title
Opinions.

                           ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF EL PASO

     El Paso represents and warrants to McMoRan that, as of the Effective Date and the Closing Date:

     Section 6.01. Existence. El Paso is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. El Paso has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

      Section 6.02. Legal Power. El Paso has the legal power and right to enter into and perform this Purchase Agreement and the
transactions  contemplated  hereby.   The  consummation  of   the
transactions contemplated by this Purchase Agreement will not violate, nor be in conflict with:
     (a) any material agreement or instrument to which El Paso is a party or by which El Paso is bound; or

     (b)  any judgment, order, ruling or decree applicable to  El
Paso as a party in interest or any law, rule or regulation applicable to El Paso.

     Section 6.03. Execution. The execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite action on the part of El Paso. This Purchase Agreement constitutes the legal, valid and binding obligation of El Paso enforceable in accordance with its terms.

     Section 6.04. Brokers. No broker or finder has acted for or on behalf of El Paso or any Affiliate of El Paso in connection with this Purchase Agreement or the transactions contemplated by this
Purchase  Agreement.   No broker or finder  is  entitled  to  any
brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of El Paso or any Affiliate of El Paso for which McMoRan has or will have any liabilities or obligations (contingent or otherwise).

     Section   6.05.   Bankruptcy.   There  are  no   bankruptcy,
reorganization   or   arrangement  proceedings   pending,   being
contemplated by or threatened against El Paso or any Affiliate of El Paso.

     Section 6.06. Suits. There is no suit, action, claim, investigation or inquiry by any Person and no legal, administrative or arbitration proceeding pending or, threatened against El Paso or any Affiliate of El Paso that has materially affected or could reasonably be expected to materially affect El Paso's ability to consummate the transactions contemplated herein.

                           ARTICLE VII
                     OPERATION OF THE ASSETS

     Section 7.01. Operation of the Assets Prior to Closing. From and after the date of the execution of this Purchase Agreement and  until  Closing, and subject to the provisions of  applicable
operating   and   other  agreements,  McMoRan   shall   use   its
commercially  reasonable  efforts to cause  other  operators  to, operate and administer the Assets in a good and workmanlike manner consistent with its past practices, and shall carry on its business with respect to the Assets in substantially the same
manner  as before execution of this Purchase Agreement.   McMoRan
shall use its commercially reasonable efforts to preserve in full force and effect all the Assets.

     Section 7.02. Correction of Exhibits. It is the intent of McMoRan to convey, sell, grant and assign, and El Paso to purchase and receive all of the Assets. If El Paso or McMoRan discovers at any time prior to Closing that any Assets are not described on Exhibits "A" or "B," or is not sufficiently described on any such Exhibits in order to transfer title to El Paso as set forth in this Purchase Agreement, the Parties shall amend such Exhibit to include a sufficient description to assign title to such Assets to El Paso and such Exhibit, as so amended, shall be the Exhibit used to describe the Assets to be assigned to El Paso; provided, however, that no such amendment shall become effective unless and until El Paso shall have agreed thereto, which agreement of El Paso shall be made in its sole discretion.

                          ARTICLE VIII
              CONDITIONS TO OBLIGATIONS OF MCMORAN

     The obligations of McMoRan to consummate the transactions provided for herein are subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

    Section 8.01. Representations. The representations and warranties of El Paso herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date.

     Section 8.02. Performance. El Paso shall have performed all material obligations, covenants and agreements contained in this Purchase Agreement to be performed or complied with by it at or prior to the Closing.

    Section 8.03. Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Purchase Agreement.

    Section 8.04.  Execution and Delivery of Closing Documents.  El
Paso   shall  have  executed,  acknowledged  and  delivered,   as
appropriate,  to  McMoRan  all  closing  documents  described  in
Section 10.04.

                           ARTICLE IX
              CONDITIONS TO OBLIGATIONS OF EL PASO

     The obligations of El Paso to consummate the transactions provided for herein are subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     Section 9.01. Performance. McMoRan shall have performed in all respects all obligations, covenants, and agreements contained in this Purchase Agreement to be performed or complied with by it at or prior to the Closing.

   Section 9.02. Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Purchase Agreement, or any of the obligations of any of the Parties.

     Section 9.03. Execution and Delivery of Closing Documents. McMoRan shall have executed, acknowledged and delivered, as appropriate, to El Paso all documents described in
Section 10.4(g), conveying Defensible Title to the Assets  to  El
Paso.

     Section 9.04.  No Violation.  There shall be no violation or
breach  of  any  of  McMoRan's  representations,  warranties   or
agreements set out in this Purchase Agreement.

     Section 9.05. CLK Interest. The interest to be assigned to El Paso as to the Mound Point, Lighthouse Point and OCS 310 Prospects shall be burdened with an overriding royalty to CLK Company, L.L.C. equal to 3% which shall be proportionately reduced to the Working Interest acquired from McMoRan at the Closing. That certain letter dated April 9, 2002 from CLK Company, L.L.C. to El Paso with respect to the overriding royalty to be assigned to CLK Company, L.L.C. shall remain in effect and no assignments shall be made by McMoRan prior to Closing that are inconsistent with such letter.

     Section 9.06. Consents and Approvals. McMoRan shall use its best efforts in good faith to obtain all requisite consents and approvals for the conveyance of the Assets and the obligations to be undertaken by El Paso in connection therewith, including but not limited to the receipt of all necessary governmental or third party consents and approvals, Governmental Authority approvals and permits and any other governmental or third party consents, or waivers, including but not limited to the granting of all consents to assignment and the waiving of all preferential rights to purchase, as applicable, except those customarily obtained after Closing.

     Section 9.07. Other Conditions. El Paso's agreement to purchase the Assets is further subject to El Paso determining to its sole satisfaction as of Closing, as follows:

     a. That there is no material adverse change in the condition of any of the Assets.

     b.   That   there   are  no  material  violations   of   any
          Environmental Laws (as defined hereafter) pertaining to any of the Assets.

     c.   That there are no gas imbalances affecting the Assets;

     d. That the Assets are not subject to any long term production purchase contracts or commitments which are not terminable upon thirty (30) days' notice, or any preferential rights, or third party approvals, except as provided in Exhibit "A";

     e. That the representations and warranties of title by McMoRan are accurately reflected in this Purchase
          Agreement;

     f. For any Prospect that does not have an operating agreement or other necessary agreement in place, El Paso and McMoRan shall proceed diligently and in good faith to negotiate definitive agreement(s) with terms and conditions mutually satisfactory to both El Paso and McMoRan by Closing;

     g. That the Prospect Records and Records are acceptable to it and that its due diligence review has uncovered no liabilities it does not wish to incur;

     h.   That McMoRan has Defensible Title to the Assets;

     k. That all Governmental Authority approvals for El Paso to own and operate, where applicable, the Assets will be, or have been, obtained;

     l. With respect to the Lighthouse Point Deep Prospect, the OCS 310 Prospect, and the Mound Point Prospect, the execution, at or before Closing, of a letter agreement or agreements among, and satisfactory to, McMoRan, Texaco Exploration and Production Inc. and El Paso, covering the substance of the matters contained in the draft of letter attached hereto as Exhibit "C", and such other matters as may be reasonably requested by El Paso.

     m. The signature of the Governor of the State of Louisiana and all other legally required signatures of all representatives or officials of all Governmental Authorities have been actually affixed to all Agreements requiring such signatures;

     n. The Title Opinions (or any title curative undertaken in connection therewith) do not disclose title defects or liabilities unacceptable to El Paso;

     o.   That such other reasonable conditions that may arise or
          occur as a result of the due diligence review conducted
          by   El  Paso  under  Section  4.01  of  this  Purchase
          Agreement have been, or will be, satisfied; and

     p.   The satisfaction of the conditions set forth in Section
          10.07 of this Purchase Agreement and the satisfaction of any other condition to the obligations of El Paso under this Purchase Agreement not otherwise set forth in this Article IX.

                            ARTICLE X
                             CLOSING

     Section 10.01. Time and Place of Closing. If the conditions referred to in Articles VIII and IX of this Purchase Agreement have been satisfied or waived in writing, and subject to any extensions pursuant to Section 10.02, the transactions contemplated by this Purchase Agreement (the "Closing") shall take place at the offices of El Paso, located at Nine Greenway Plaza, Houston, Texas, on (i) May 23, 2002 or (ii) at such earlier date as the Parties may mutually agree upon or (iii) at such date as may be extended pursuant to Section 10.02 (the "Closing Date").

     Section 10.02. Extension.  The Closing Date may be extended by
mutual   written   agreement  of  the  Parties   and   shall   be
automatically extended until May 31, 2002 in the event that on the Closing Date specified in Section 10.01 all conditions specified in Section 10.07 have not been met.

     Section 10.03. Ad Valorem and Similar Taxes. Ad valorem, property and similar taxes and assessments based upon or measured by the value of the Assets shall be divided or prorated between McMoRan and El Paso as of the Effective Date. McMoRan shall assume responsibility for such taxes attributable to the period of time prior to the Effective Date and El Paso shall assume responsibility for the periods of time from and after the Effective Date.

     Section 10.04. Actions of McMoRan at Closing. Subject to Section 10.07, at the Closing, McMoRan shall:
          (a) Convey to El Paso by way of documents acceptable to El Paso, except to the extent excluded herein, and El Paso shall accept, Defensible Title to (i) all of McMoRan's right, title and interests in and to the Assets, including but not limited to  the
Working  Interest and Net Revenue Interests in the Prospects  and
Lease,  and  (ii) rights, obligations and liabilities insofar  as they pertain to the Properties, except to the extent set forth in this  Purchase Agreement or as is limited pursuant to  the  terms and conditions hereof.  Such conveyance shall be made without any warranty, express or implied, except a special warranty of title, by,  through and under McMoRan.  McMoRan's special warranty shall further  warrant that the Working Interests are not  greater  and the  Net  Revenue Interests are not less than those reflected  on
Exhibit  "A".   Such  interests may  be  proportionately  reduced
pursuant to the terms of the Agreements. For the purpose of clarity, the Working Interests and Net Revenue Interest for Mound
Point, Lighthouse Point and OCS 310 have been footnoted to reflect agreements applicable thereto.
          (b) If El Paso determines between the Effective Date and the Closing that any of the said Working Interests in a Prospect are greater or Net Revenue Interests are less than those reflected in Exhibit "A" as to any Prospect, then it may terminate this Purchase Agreement as to such Prospect and all of its obligations and liabilities hereunder, with respect thereto, express and implied, by delivery to McMoRan written notice of its intent to so terminate, which notice shall be sent to McMoRan on or before the Closing, and the provisions of Section 10.07 shall apply. If
El Paso determines between the Effective Date and the Closing that any of the said Working Interests in a Prospect are greater or Net Revenue Interests are less than those reflected in Exhibit
"A" as to any Prospect and notwithstanding such determination elects to Close on such Prospect, then Exhibit "A" shall be amended to set forth the correct Working Interest or Net Revenue
Interest.
(c)  deliver to El Paso possession of the Assets;
          (d) execute and deliver to El Paso an affidavit attesting to its non-foreign status; and
          (e) subject to applicable agreements execute and deliver any documents necessary to effect a change of operator in any state or any offshore area over which the United States of America or any state asserts jurisdiction where McMoRan is the operator as of the Closing;
          (f) execute, acknowledge and deliver any other agreements or writings provided for herein or necessary or desirable to effectuate the transactions contemplated hereby; and
     (g) deliver to El Paso possession of the original documents constituting the "Prospect Records".

     Section 10.05. Actions of El Paso at Closing.  At the Closing, El
Paso shall:
          (a)  take possession and ownership of the Assets;
          (b) execute, acknowledge and deliver the documents and any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby; and

     Section 10.06. Confidentiality Agreement. If the Closing occurs, the confidentiality agreement entered into on November 7, 2001 executed by the Parties (the "Confidentiality Agreement") shall remain in full force and effect in accordance with its terms and conditions. Additionally, for a period of two years from the Effective Date an AMI will be established which will apply as to the Prospect Area of each Prospect as reflected in the Exhibit to the Confidentiality Agreement. Should El Paso or McMoRan acquire any interest within a Prospect within such two year period, other than that provided herein, such interest shall automatically become subject to the terms of this Purchase Agreement.

      Section 10.07. Preferential Rights, Consents and Exhibit "C". In the event all conditions to Closing specified in this Agreement with respect to a Prospect(s) have occurred, Closing as to that Prospect(s) shall occur. In the event that prior to
Closing, for any Prospect(s), (i) a preferential right is exercised, (ii) the provisions of Section 10.04(b) of this Purchase Agreement apply, (iii) the condition set out in Section 9.07(l) of this Purchase Agreement is not satisfied, or (iv) any other condition to Closing specified in Article IX applicable to such Prospect is not satisfied, then, and in any such event, the Prospect (s) and the Assets applicable to such Prospect(s) to which any of the foregoing applies shall be eliminated from the Closing; provided, however, that in the event that (i) a preferential right has not been exercised but the time period for exercise has not expired and no waiver has been obtained with respect thereto or (ii) a required consent to assign normally acquired prior to Closing is not obtained, Closing shall be deferred for the remainder of the Prospects for the time necessary to allow (x) for the expiration of the applicable exercise period for such preferential rights and (y) an additional reasonable period, but in no event later than June 15, 2002, for McMoRan to secure the required consents to assign normally acquired prior to Closing. In the event that Closing does not occur for any such Prospect by any such extended Closing date, this Purchase Agreement (except Section 10.06) shall terminate, and the provisions of Section 11.02 of this Purchase Agreement shall apply, as to those Assets as to which Closing does not occur and the Payout amount shall be reduced by 25 Bcfe for each Prospect(s) so eliminated.


                           ARTICLE XI
                           TERMINATION

     Section 11.01. Right of Termination. This Purchase Agreement may be terminated at any time at or prior to Closing:

          (a)  by mutual written consent of the Parties;
(b) by McMoRan on the Closing Date if any of the conditions set forth in Article XIII have not been satisfied in all material respects by El Paso or waived by McMoRan in writing by the Closing Date;
          (c) by El Paso on the Closing Date if the conditions set forth in Article IX have not been satisfied in all material respects by McMoRan or waived by El Paso in writing by the Closing Date;
          (d) by either Party if the Closing shall not have occurred on or before the applicable date set forth in Section 10.01;
(e) by either Party if any Governmental Authority shall have issued an order, judgment or decree or taken any other action challenging, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;
or
          (f)  as otherwise provided herein;

provided, however, that no Party shall have the right to terminate this Purchase Agreement pursuant to clause (b), (c) or
(d) above if such Party is at such time in material breach of any provision of this Purchase Agreement.

    Section 11.02. Effect of Termination. In the event that Closing does not occur as a result of any Party exercising its right to terminate pursuant to Section 11.01, this Purchase Agreement shall be null and void and no Party shall have any further rights or obligations under this Purchase Agreement, except that nothing herein shall relieve any Party from any liability for any breach hereof or any liability that has accrued prior to the date of such termination.

     Section 11.03. Attorney Fees, Etc. If either Party to this Purchase Agreement resorts to legal proceedings to enforce this Purchase Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party including reasonable attorney's fees, in addition to any other relief to which such Party may be entitled.

                           ARTICLE XII
            ASSUMPTION, INDEMNIFICATION AND SURVIVAL

     Section 12.01. Retained Obligations. Provided that the Closing occurs, McMoRan hereby agrees to retain all obligations and liabilities for any suit, or action against McMoRan pending by or before any Governmental Authority, on or before the Effective Date, including without limitation those described in Schedule
5.06, and all obligations, liabilities, costs and expenses relating to the Assets prior to the Effective Date, as well as those obligations and liabilities specifically assumed by McMoRan
elsewhere   under  the  Purchase  Agreement  (collectively,   the
"Retained Obligations").

     Section 12.02. El Paso's Indemnification. Provided that the Closing occurs, El Paso shall release, defend, indemnify and hold harmless McMoRan and its shareholders, officers, directors, employees, agents, representatives, Affiliates, subsidiaries, successors and assigns (collectively, the "Seller Indemnitees") from and against any and all claims, liabilities, losses, damages, causes of actions, penalties, judgments, settlements, costs and expenses (including, without limitation, involving theories of negligence or strict liability and including court costs and attorneys' fees) ("Losses") as a result of, arising out of, or related to the breach of any of the representations, warranties, covenants or agreements of El Paso contained in this Purchase Agreement, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE JOINT OR CONCURRENT NEGLIGENCE (IN ANY DEGREE, ACTIVE OR PASSIVE) OR STRICT LIABILITY OF ANY OF THE SELLER INDEMNITEES.

     Section 12.03. McMoRan's Indemnification.  Provided that the
Closing occurs, McMoRan shall release, defend, indemnify and hold harmless El Paso and its shareholders, officers, directors, employees, agents, representatives, Affiliates, subsidiaries, successors and assigns (collectively, the "El Paso Indemnitees") from and against any and all Losses as a result of, arising out of, or related to the following:
          (a)  the Retained Obligations,
          (b) Environmental Defects (as hereinafter defined) relating to any of the Assets prior to the Effective Date, and
          (c) the breach of any of the representations, warranties, covenants or agreements of McMoRan contained this Purchase
Agreement.

IN  EACH CASE REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED  TO  BY
THE  JOINT  OR  CONCURRENT NEGLIGENCE (IN ANY DEGREE,  ACTIVE  OR
PASSIVE) OR STRICT LIABILITY OF ANY OF THE EL PASO INDEMNITEES.

     For purposes of this Purchase Agreement: (i) the term "Environmental Defect" shall mean and be limited to, with respect to any given Asset: (A) a material violation of Environmental Laws in effect as of the Effective Date in the jurisdiction in which such Asset is located; provided, however, that the term Environmental Defect shall not include violations related solely to the presence or existence of encapsulated asbestos containing materials or lead-based paints being used for their intended purpose and in a manner consistent with typical industry operations; (B) any investigation, remediation, or monitoring required by applicable Environmental Law in effect as of the Effective Date in the jurisdiction in which such asset is located in response to finding any Hazardous Materials in, on, under or migrating from any such Asset, and (C) any final, non-appealable legal judgment issued by an applicable court of law with proper jurisdiction over the Asset that is the subject matter of the dispute and pertaining specifically to a release of Hazardous Materials in, on, under or migrating from any such Asset; (ii) the term "Environmental Laws" shall mean all applicable federal, state, and local laws, statutes, ordinances, court decisions, rules, regulations or orders pertaining to health or the environment as may be interpreted by applicable court decisions or administrative orders; and (iii) the term "Hazardous Materials" shall mean all hazardous substances or solid wastes that are regulated under or pursuant to any applicable Environmental Laws.

     Section 12.04. Indemnification Procedure. All claims for indemnification arising under this Agreement shall be governed by the procedures set out on Exhibit "D" hereto.

     Section 12.05. Survival. This Purchase Agreement and the agreements and obligations of the Parties hereunder shall survive the Closing and remain in effect and shall be enforceable from and after the Closing Date, and shall not terminate or be merged as a result of Closing.

     Section 12.06. Limitations on Liabilities. Notwithstanding anything to the contrary this Purchase Agreement, the liability of McMoRan under this Purchase Agreement and any documents delivered in connection herewith or contemplated hereby shall be limited as follows:

     Section 12.07. Exclusive Remedy. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ITS SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO (a) ANY AND ALL LOSSES, (b) ANY OTHER CLAIMS PURSUANT TO OR IN CONNECTION WITH THIS PURCHASE AGREEMENT, OR (c) ANY OTHER CLAIMS RELATING TO THE ASSETS AND THE PURCHASE AND SALE OF SAME BY EL PASO AND MCMORAN SHALL BE LIMITED TO THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS PURCHASE AGREEMENT.

     Section 12.08. No Punitives. Notwithstanding anything to the contrary this Purchase Agreement, in no event shall either Party be entitled to receive any consequential, incidental, special, treble, exemplary or punitive damages unless such damages are a part of a third party claim for which a Party is seeking
indemnification  hereunder,  REGARDLESS  OF  WHETHER  CAUSED   OR
CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (IN ANY DEGREE) OR STRICT LIABILITY OF THE OTHER PARTY.

                          ARTICLE XIII
                       DISPUTE RESOLUTION

     Section 13.01. General. Any and all claims, counterclaims, demands, causes of action, disputes, controversies or other matters in question arising out of or relating to this Purchase Agreement, any provision hereof, the alleged breach of any such provision, or in any way relating to the subject matter of this Purchase Agreement or the relationship among the Parties created by this Purchase Agreement, involving the Parties, their Affiliates and/or their respective representatives (referred to herein as a "Dispute" or, collectively, as "Disputes"), even though some or all of such Disputes allegedly are extra-contractual in nature, whether such Disputes sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved solely in accordance with Exhibit "E" to this Purchase Agreement.

                           ARTICLE XIV
                          MISCELLANEOUS

     Section 14.01. Taxes and Expenses. Each Party shall be solely responsible for all expenses and taxes, including but not limited to federal, state and local income taxes and due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party.

     Section 14.02. Entire Agreement. This Purchase Agreement, and the Confidentiality Agreement dated November 7, 2001 by and between the Parties, the documents to be executed hereunder, and the Exhibits attached hereto constitute the entire agreement between the Parties hereto pertaining to the subject matter
hereof   and  supersede  all  prior  agreements,  understandings,
negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification, waiver or termination of this Purchase Agreement shall be binding unless executed in writing by the Parties hereto and specifically referencing the Purchase Agreement.

     Section 14.03. Waiver. No waiver of any of the provisions of this Purchase Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 14.04. Publicity. During the period commencing on the date of this Purchase Agreement and ending at such time as El Paso has turned over operatorship of the wells referenced in the letter attached hereto as Exhibit "C" to Texaco Exploration and Production, Inc., McMoRan and El Paso shall consult with each other with regard to all publicity and other releases concerning this Purchase Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any Governmental Authority or by obligations pursuant to any listing or other agreement with any national securities exchange, neither Party shall issue any such publicity or other release without the prior written consent of the other Party hereto, which consents shall not be unreasonably withheld. Any press release required by law or by any such listing or other agreement shall only be made after reasonable notice to the other Party. El Paso and McMoRan may attach this Purchase Agreement to any necessary Governmental Authorities filing.

     Section 14.05. Construction. The captions in this Purchase Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Purchase Agreement. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Purchase Agreement and as such the Parties agree that if an ambiguity or question of intent or interpretation arises hereunder, this Purchase Agreement shall not be construed more strictly against one Party than another on the grounds of authorship.

     Section 14.06. No Third Party Beneficiaries. Except as otherwise provided in this Purchase Agreement, nothing in this Purchase Agreement shall provide any benefit to any third party or entitle any thirty party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Purchase Agreement shall otherwise not be construed as a third party beneficiary contract.

     Section 14.07. Assignment. No Party may assign or delegate any of its rights or duties under this Purchase Agreement, without the prior written consent of the other Party and any such assignment made without such consent shall be void; provided, however, that nothing in this Purchase Agreement shall limit or impede El Paso's right to sell, assign, encumber or otherwise transfer or deal with any of the Assets after Closing so long as such transaction is in conformity with Sections 14.18 and 14.25 of this Purchase Agreement. Except as otherwise provided herein, this Purchase Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

     Section 14.08. Governing Law. This Purchase Agreement, and all of the other documents delivered pursuant hereto and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Louisiana, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

     Section 14.09. Severability. If any term or other provision of this Purchase Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Purchase Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Purchase Agreement so  as to effect their original intent as closely as possible  in
an   acceptable   manner  to  the  end  that   the   transactions
contemplated hereby are fulfilled to the extent possible.

     Section 14.10. Time of the Essence. Time is of the essence with respect to all time periods and notice periods set forth in this Purchase Agreement.

     Section 14.11. Counterpart Execution.  This Purchase Agreement
may   be  executed  in  any  number  of  counterparts,  and  each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such Parties execute the same counterpart. If counterparts of this Purchase Agreement are executed, the signature pages from various counterparts may be
combined  into  one composite instrument for all  purposes.   All
counterparts   together  shall  constitute  only   one   Purchase
Agreement, but each counterpart shall be considered an original.

     Section 14.12. Mound Point SL 340 No. 2 Well. McMoRan shall be solely liable and indemnify and defend, El Paso, as set forth in this Purchase Agreement, from all drilling, completion, workover, plugging and abandoning costs related to the McMoRan-Mound Point
SL 340 No. 2 Well and any other wells drilled by McMoRan prior to
the   Effective  Date  and  shall  retain  such  wells  and  such production as may be obtained therefrom and interests as set forth in Exhibit "B", and all rights, liabilities and obligations thereto and will plug and abandon all such wells in accordance with the applicable laws and regulations, and perform all other obligations, express and implied relating thereto, defend and hold harmless El Paso for any cost, suits or liability in connection therewith, as set forth in this Purchase Agreement.

     Section 14.13. Third Party Interests. To the extent obligations pertaining to the Properties which may exist now or in the future relating to, without limitation, (i) Gerald J. Ford, (ii) Samedan
Oil  Corporation  and  (iii) Halliburton  Energy  Services,  Inc.
("Halliburton"), affect the interests set out on Exhibit "A", McMoRan agrees to reserve said obligations and all liabilities related thereto and will hold harmless, defend, release, and indemnify El Paso from and against any aspects thereof pursuant to the indemnification procedures set out in this Purchase Agreement, including any Losses in connection therewith, and any diminishment of the rights of El Paso in and to the Assets as a result of any such matters not reflected on Exhibit "A". McMoRan further agrees to deliver the Assets, at Closing, free and clear
of   all  claims,  preferential  rights  and  any  other  rights, obligations, burdens or encumbrances in favor of the said  Gerald
J. Ford or Halliburton.

     Section 14.14. Maintenance of Leases. At all times prior to Payout, El Paso will give notice to McMoRan of all Leases or portions of Leases which it elects to allow to expire by failure to drill a requisite well or pay rentals. El Paso will make a good faith effort to give notice to McMoRan at least ninety (90) days prior to the termination or expiration of any such Lease or portion of a Lease, but shall not incur any liability for failure to do so. El Paso will reassign to McMoRan any such Leases or portions of Leases for which McMoRan requests a reassignment. El Paso will reassign to McMoRan any such Leases or portions of Leases for which McMoRan requests a reassignment for such reason. Additionally, El Paso acknowledges that McMoRan is entering into an agreement with the State of Louisiana regarding State Lease 340 (the "State Agreement"), which is listed on Exhibit "A" under LHP-11 and MP-10, and which provides for the maintenance of that portion of State Lease 340 which has been reassigned to the successors of William T. Burton and subleased to McMoRan. Subject to Section 5.17 hereof, El Paso agrees to work with McMoRan in complying with the terms and conditions of the State Agreement, and will allow McMoRan to have input in all discussions with the State.

     Section 14.15. Access and Audit Rights. Prior to Payout and for one (1) calendar year thereafter, McMoRan shall have the right to audit El Paso's books and records relating to the operations conducted by El Paso on the Prospects subject to the terms of this Purchase Agreement and shall make such records available to McMoRan at reasonable times during its normal business hours, upon reasonable prior notice.

     Section 14.16. Well Information/Quarterly Meetings. McMoRan will be entitled to all information regarding operations on and the drilling of wells on the Prospects to which a participating working interest owner under the applicable Operating Agreement would be entitled. Additionally, El Paso will, if requested by McMoRan, schedule quarterly meetings to review its development plans for the Prospects and other matters related to the Properties.

     Section 14.17. Insurance. El Paso shall maintain and provide McMoRan evidence that it is maintaining Workmen's Compensation Insurance in accordance with laws of governmental bodies having jurisdiction including, if applicable, United States Longshore and Harbor Workers' Compensation Act with Outer Continental Shelf
Extension   and   Employers'  Liability  Insurance.    Employers'
Liability  Insurance shall provide coverage  of  $1  million  per
accident.   El  Paso  shall  also  maintain  Commercial   General
Liability Insurance with a combined single limit bodily injury or death of not less than $1,000,000.00 per occurrence, Excess Liability Insurance in Umbrella Form with limits of not less than
$10,000,000.00  per  occurrence,  all  risk  property   insurance
covering existing or to be constructed platforms, facilities, and pipelines for full replacement cost and Control of Well Insurance in the minimum amount of $10,000,000.00 (All such required
insurance   shall  be  endorsed  to  provide  for  a  Waiver   of
Subrogation  in favor of McMoRan).  In accordance  with  30  CFR,
Section 256.58, El Paso shall satisfy all applicable bonding requirements, in accordance with CFR Parts 250 and 253 El Paso shall furnish evidence of financial responsibility in the amount currently specified by applicable regulations. Such evidence of financial responsibility may be in any form permitted by such
regulations.   El  Paso's  insurance, as required  this  section,
shall apply to all operations of El Paso pursuant hereto.

    Section 14.18. Successor and Assigns. This Purchase Agreement shall extend to and be binding upon and inure to the benefit of
the   parties   and   their  respective  legal   representatives,
successors and assigns and shall constitute a covenant running with the Leases and the interest covered by this Purchase Agreement.

    Section 14.19. Reports to Be Provided. For each well, El Paso will forward to McMoRan at the notice address set forth below, during each quarter from the date of initial production until Payout the following:
          (a) Production Reports. A statement of the quantity of oil and/or gas produced from each well and the total cumulative production credited to Payout.
          (b) Evidence of Royalty Payment: Copies of State and Mineral Management Service royalty checks for each month's production.
          (c) Regulatory Reports. Copies of any and all reports required by the regulatory body or bodies having jurisdiction, including, but not limited to the following:

     a) Oil and Gas Operators Report (OGOR)
     b) Sundry Notices (MMS 331)
     c) Well Completions (MMS 330)
     d) Quarterly Oil Well Test (MMS 1870)
     e) Semi-Annual Gas Well Test (MMS 1870)

     Section 14.20. Payout Statement. On a quarterly basis, El Paso shall provide McMoRan with a detailed statement of production from all wells drilled hereunder which is attributable to the interest conveyed by McMoRan to El Paso as well as the cumulative status of the amount of production credited to Payout.

   Section   14.21.  Limitation  of  Warranty.    THE   EXPRESS
REPRESENTATIONS OF MCMORAN CONTAINED IN THIS PURCHASE AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ANY OTHER REPRESENTATIONS OR WARRANTIES. MCMORAN EXPRESSLY DISCLAIMS AND NEGATES AND EL PASO HEREBY WAIVES, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF RESERVES, OIL, GAS OR OTHER HYDROCARBONS, IF ANY, IN OR UNDER THE PROPERTIES; THE ENVIRONMENTAL CONDITION, EITHER SURFACE OR SUBSURFACE, OR OTHER CONDITION OF THE PROPERTIES; OR THE OWNERSHIP OR OPERATION OF THE PROPERTIES OR ANY PART THEREOF (EXCEPT FOR A LIMITED WARRANTY AS TO MCMORAN'S TITLE AS SET FORTH HEREIN). MCMORAN DOES NOT MAKE OR PROVIDE, AND EL PASO HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF THE PROPERTIES OR ANY PART THEREOF. MCMORAN DISCLAIMS AND NEGATES, AND EL PASO HEREBY WAIVES, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY.

     Section 14.22. Further Assurances. After Closing, McMoRan shall execute, acknowledge and deliver to El Paso all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be deemed necessary or appropriate by El Paso to assure fully the acquisition by El Paso and its successors or assigns of the Assets.

    Section 14.23. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed to be validly given, made or served, if in writing and delivered personally or sent by courier service, telefax, or certified mail to the address listed below:

     El Paso:                          McMoRan Oil & Gas LLC:
     Offshore Land                     1615 Poydras Street
     Nine Greenway Plaza               New Orleans, LA70112
     Houston, TX  77046                Attention:  Glenn A. Kleinert
     Attention:  Vice President

     Section 14.24. Marketing and Production. Prior to Payout, El Paso shall have the right, but not the obligation, to sell or otherwise dispose of all production from or attributable to the
Prospects.   Provided  any  such sales or  disposition  contracts
shall not apply to the interest of McMoRan after Payout.

     Section 14.25. El Paso Assignment Rights. Notwithstanding anything to the contrary in this Purchase Agreement, El Paso shall have the right at all times to sell, encumber, assign all of its rights in the Assets and/or this Purchase Agreement, provided it makes any such sale, transfer, encumbrance or other transaction subject to McMoRan's rights under this Purchase Agreement.

     Section 14.26. Operations.  Prior to Closing, and subject to
Section 5.17 of this Purchase Agreement, McMoRan agrees to continue to develop, maintain and operate the Properties and the Prospects in a good and workmanlike manner and consistent with past practices, and shall advise and consult with El Paso on all matters and decisions relating to the Assets. McMoRan will be reimbursed upon presentation of proper invoices, all costs relative to such operations from the Effective Date of this
Purchase Agreement including but not limited to costs for permitting, location preparation, oyster assessments and settlements, title opinions, unitization costs and engineering studies required to be conducted to maintain the properties and timely commence the Wells.

     Section 14.27. Conflict with Exhibit "C". In the event of any conflict or inconsistency between the terms and conditions of the body of this Purchase Agreement and the terms and conditions of any of the Agreements on Exhibit "C" hereof, including but not limited to any of same relating to a Substitute Well, the terms and conditions of the body of this Purchase Agreement shall govern the obligations of El Paso.

    Section 14.28. Force Majeure. All of El Paso's agreements, obligations and covenants in this Purchase Agreement, whether express or implied, shall be suspended at the time or from time to time as compliance with any thereof is prevented or hindered by or is in conflict with Federal, State, Parish, or municipal laws, rules, regulations or Executive Orders asserted as official by or under public authority claiming jurisdiction, or any Act of God, adverse field, weather, or market conditions, inability or difficulty to obtain (or delays in obtaining) equipment, rigs or facilities, or any permits, licenses or approvals, or transportation of oil or gas (or delays in same), war, strikes, lockouts, riots, or other conditions or circumstances not wholly controlled by El Paso, whether similar or not to those listed, and this Purchase Agreement shall not be terminated in whole or in part, nor shall El Paso be held liable in damages for failure to comply with any such obligations or covenants if compliance therewith is prevented or hindered by, or is in conflict with, any of the foregoing eventualities, and El Paso shall not be considered to be in breach of this Agreement or otherwise liable to McMoRan as a result thereof; provided, however, that El Paso shall not be entitled to any of the benefits of this Section
14.28 unless and until El Paso shall, within ten (10) days of the commencement of El Paso's knowledge of any event claimed hereunder to allow suspension of El Paso's obligations under this Purchase Agreement, provide written notice and full particulars thereof to McMoRan. El Paso shall also provide similar notice to McMoRan when any such event shall cease.

    Section 14.29. Defined Terms of Exhibits and Schedules. All capitalized terms employed in all Exhibits and Schedules to this Purchase Agreement shall be defined as set forth therein or in the body of this Purchase Agreement if not so set forth.

    Section 14.30. Copies of Prospect Records. McMoRan shall be entitled to retain copies of the Prospect Records after the Closing occurs.

    Section 14.31. Document Retention. El Paso shall retain copies of the Prospect Records and all material records generated by it in connection with its development of the hydrocarbons in and under the Prospects for a period of seven (7) years for and after the Closing. El Paso shall allow McMoRan reasonable access to the Prospect Records during normal business hours. In the event El Paso reassigns any portion of the Assets to McMoRan pursuant to the terms of this Purchase Agreement, El Paso shall return the applicable Prospect Records to McMoRan within five (5) business days following such reassignment.


     IN WITNESS WHEREOF, McMoRan and El Paso have executed and delivered Purchase Agreement as of the date first set forth above.

WITNESSES:               MCMORAN OIL & GAS LLC:
                         By:  /s/ Glenn A. Kleinert
                             -----------------------
                         Name:    Glenn A. Kleinert

                         Title:      President



                         EL PASO PRODUCTION COMPANY:

                         By:  /s/ Gregory W. Hudson
                             -----------------------
                         Name:    Gregory W. Hudson

                         Title:   Sr. Vice President